Exhibit 99.1
Information Relating to Part II, Item 14. Other Expenses of Issuance and Distribution
The following is a statement of the expenses incurred or expected to be incurred, other than underwriting discounts and commissions, to be paid solely by Privia Health Group, Inc., in connection with the issuance and distribution of the securities being registered hereby. All expenses other than the Securities and Exchange Commission registration fee are estimates.

Amount to Be Paid
Securities and Exchange Commission registration fee	$103,185
Printing fees	35,000
Legal fees and expenses (including Blue Sky fees)	250,000
Trustee fees	—
Rating Agency fees	—
Accounting fees and expenses	200,000
Miscellaneous	7,000
TOTAL	$595,185